UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SAN LOTUS HOLDING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4)	Date Filed:

SAN LOTUS HOLDING INC.

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 15, 2014.

Dear Stockholders of San Lotus Holding Inc.:

You are cordially invited to attend the 2014 Annual Meeting of stockholders of San Lotus Holding Inc., a Nevada corporation (the “Company”), to be held on Thursday, May 15, 2014 at 2:00 p.m. ( California Time) at 20286 Carrey Rd, Walnut, CA 91789.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(1)	elect five Class II directors of the Company;
(2)	approve to list the Company’s shares on the NASDAQ;
(3)	approve to proceed with Initial Public Offering through NASDAQ;
(4)	ratify the appointment of KCC & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2013and 2014; and

(5)	transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 31, 2014. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Sincerely yours,
/s/Chen, Li-Hsing

Chen, Li-Hsing
President

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;
•	A list of the matters intended to be acted on and our recommendations regarding those matters; and
•	Information about voting by mail, electronically or attending the meeting and voting in person.

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

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SAN LOTUS HOLDING INC.

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

 PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, May 15, 2014 at 2:00 p.m. local time, the State of California

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of San Lotus Holding Inc. (“San Lotus”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 2:00 p.m. (California Local Time) on Thursday, May 15, 2014, and any postponements or adjournments thereof.

QUESTIONS AND ANSWERS

The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of five Class II directors to hold office until the 2015 annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;
•	the listing of San Lotus’ shares on the NASDAQ
•	the Initial Public Offering through NASDAQ ( the “IPO”);
•	the ratification of the appointment of KCC & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and 2014; and
•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the election of KWONG, EDWIN; WU, TSUNG-LUN; CHEN, CHUAN-CHUNG; YUEH, JUNG-LIN; and LAI, CHIA-LING, our nominees for Class II directors;
•	FOR the listing of San Lotus’ shares on the NASDAQ;
•	FOR the IPO through NASDAQ; and
•	FOR the appointment of KCC & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and 2014.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 31, 2014, the record date, may vote at the Annual Meeting. As of the record date, we had 235,730,067 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of San Lotus will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and Notice of the Annual Meeting (the “Notice”) was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

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Who is San Lotus Holding Inc.’s transfer agent and how may I contact them?

San Lotus’s transfer agent is VStock Transfer LLC, or VStock. You may e-mail VStock or you can call VStock at +1 (212) 828-8436, Monday through Friday between 9:00am-5:00pm ET. Materials may be mailed to VStock at:

VStock Transfer LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11516

www.vstocktransfer.com

How do I vote?

If you are a stockholder of record, you can submit a proxy to be voted at the meeting in the following ways:

•	Vote By Mail: You can vote by mail by completing the proxy card, date it and sign it, and mail the proxy to our offices at 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.), Attn: Chen Kuan Yu, Secretary, so that it is received prior to the Annual Meeting; or
•	Vote In Person: You can attend the Annual Meeting in person where you may vote by written ballot.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

•	returning a later-dated proxy card so that it is received before the Annual Meeting;
•	notifying the Secretary of San Lotus, in writing, at the address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Nevada state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee will not be counted in such nominee’s favor.

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•	Proposal No. 2; 3; and 4: The approving to list San Lotus Holding Inc. on the Capital Market of NASDAQ; to seek IPO through NASDAQ; and to ratify the appointment of KCC & Associates must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by San Lotus. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact the Company or your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Is my vote confidential?

Proxy instructions, ballot, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within San Lotus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

The following table provides the names and addresses of each person known to us to own more than 5 percent of our outstanding shares of common stock as of March 31, 2014 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the stockholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name & Address of Beneficial Owners	Number of Shares Beneficial Owned	Percentage
Common	Yu, Chien-Yang(1) Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	40,216,766	17.06%
Common	Chen, Kuan-Yu(2) Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	9,851,574	4.18%

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Common	Lin, Mu-Chen Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	12,000	0.00%
Common	Chen Tseng, Chih-Ying 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	782,125	0.33%
Common	Chen,Li-Hsing 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	76,903	0.03%
Common	Yang, Tai-Ming Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	2,842,999	1.20%
Common	Lai,Wen-Ching Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	2,457,544	1.04%
Common	Wu,Kuo-Chen Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	3,805,327	1.61%
Common	Lo,Fun-Ming(3) Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	24,040,389	10.20%
Common	Chou,Shu-Hui(3) Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	8,013,463	3.40%
Common	Hsiao,Young-Yi Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	0	0.00%
Common	Teng,Wei-Yuan Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	0	0.00%

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Common	Yueh,Jung-Lin Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	8,500,000	3.60%
Common	Luc, Moc-Thuy Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	0	0.00%
Common	Chiang,Yu-Chang(4) 1, No. 1 93, Yangguan Street Neihu District, Taipei City 114, Taiwan (R.O.C.)	2,862,334	1.21%
Common	Da Chuang Business Management Consultant Co. Ltd(5) 3F., No.132, Gongyi Rd., West Dist., Taichung City 403, Taiwan (R.O.C.)	12,836,935	5.45%
Common	DENG DONG LTD. 1st Floor, Dekk House, Zippora Street, Providence Industrial Estate, Mahe, Republic of Seychelles	19,227,238	8.16%
Total(6)		135,525,597	57.47%

(1) (i) Yu Chien-Yang is our vice president and director.(ii) Consists of 142,677 shares of common stock beneficially owned by Yu Chien-Yang; (iii) 151,593 shares of common stock beneficially owned by Songhai Mgt. Consulting Co. Ltd., a Taiwan (R.O.C.) limited company, over which Mr. Yu exercises voting and investment control; (iv) 6,008,011 shares of common stock beneficially owned by Darkin Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control; (v) 3,337,784 shares of common stock beneficially owned by Gold Piven Ltd., a BVI limited company, over which Mr. Chen, Kuan-Yu exercises voting and investment control;(vi) 731,876 shares of common stock beneficially owned by Ping East Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control;(vii) 1,268,537 shares of common stock beneficially owned by Rocky Yu Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control;(viii) 1,268,537 shares of common stock beneficially owned by Jackson Yu Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control;(ivv) 1,268,537 shares of common stock beneficially owned by Dennis Yu Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control (vv) 26,039,214 shares of common stock beneficially owned by Ocean Reserve Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control.

(2) (i)Chen, Kuan-Yu is our secretary and director.(ii) Consists of 254,132 shares of common stock beneficially owned by Chen, Kuan-Yu (iii) 6,800,222 shares of common stock beneficially owned by Wang Wang Ltd., a Seychelles limited company, over which Mr. Chen exercises voting and investment control (iv) 1,547,220 shares of common stock beneficially owned by Allegro Equity Ltd., a Seychelles limited company, over which Lia Wang, Mr. Chen’s wife, exercises voting and investment control. (v) 1,250,000 shares of common stock beneficially owned by Bellini Ventures Ltd., a Seychelles limited company, over which Lia Wang, Mr. Chen’s wife, exercises voting and investment control.

(3) (i) Lo, Fun-Ming and Chou, Shu-Hui are our directors. (ii) 80,134,630 shares of common stock beneficially owned by DA TEH FU Co. Ltd., a Seychelles limited company, over which Mr. Lo, Ta, Mr. Lo, Fun-Ming’s son, exercises voting and investment control (iii) DA TEH FU Co. Ltd is 30 percent owned by Lo, Fun-Ming, 10 percent owned by Chou, Shu-Hui and 60 percent owned by Lo, Ta.

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(4) (i) Chiang Yu-Chang is chairman of our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) company.(ii) Consists of 12,000 shares of common stock beneficially owned by Chiang Yu-Chang (iii) 2,600,000 shares of common stock beneficially owned by Big Head Fish Ltd., a Seychelles limited company, over which Mr. Chiang exercises voting and investment control. (iv) 250,334 shares of common stock beneficially owned by Yamiyo Limited, a Seychelles limited company, over which Mr. Chiang exercises voting and investment control.

(5) Da Chuang Business Management Consultant Co., Ltd., a Taiwan (R.O.C.) corporation, is 7.59 percent owned by Chen Kuan-Yu, 14.31 percent owned by Yu Chien-Yang, and 1.06 percent owned by Chiang Yu-Chang. Mr. Chen exercises voting and investment control.

(6) Based on 235,730,067 shares of common stock outstanding as of April 9, 2014.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of 15 members. Our Bylaws provided for a classified board of nine to 15 directors consisting of two classes of directors, with Class I directors serving two-year terms and Class II directors elected annually. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The nominees for each class of directors is set forth in the table below.

Our Bylaws provided that our Board of Directors or our stockholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the two classes as the Board of Directors determines in its discretion.

					Current	Expiration of Term
Nominees	Class	Age	Position	Year Elected Director	Term Expires	For Which Nominated
KWONG, EDWIN	II	53	Director	—	—	2015
WU, TSUNG-LUN	II	29	Director	—	—	2015
CHEN, CHUAN-CHUNG	II	45	Director	—	—	2015
YUEH, JUNG-LIN	II	63	Director	2013	2014	2015
LAI, CHIA-LING	II	27	Director	—	—	2015

Class II Nominees for Director

Yueh, Jung Lin is General Manager of Gold Sponsor Enterprises, where he served in such capacity since 2002 in Thailand. Mr. Yueh managed Golden Strokes Enterprise Co., Ltd. as Chairman since 1990. Gold Sponsor Enterprises and Golden Strokes Enterprises Co., Ltd. are companies specializing in the manufacture and supply of footwear and luggage. The companies also have operations in supplying automobile parts, electrical, packaging and various other industrial components.  Mr. Yueh has an Associate Degree in Business Administration from Tunghai University. We believe Mr. Yueh’s business experience and insight will be beneficial to us in overseeing our business.  Mr. Yueh resides in Thailand.

Chen, Chuan-Chung is the president of Autarky Management Consulting Inc. He is involved in all aspects of the business, from client facing functions to engagement execution in management consulting. Mr. Chen established his own law firm in 1999, Chen & Associates, which mainly provided local and international legal and commercial services. He was a legal counsel for over 300 middle and small sized enterprises. Mr. Chen was also active in providing pro bono representation for government bodies and non-profit organizations, such as Taoyuan County; Taoyuan City; and National Taipei University. Furthermore, he gained extensive experience in the government. Mr. Chen qualified as a civil servant; judge; prosecutor; and attorney by passing various national examinations in 1993 and 1994. He was an official of Taiwan’s Ministry of Finance, focusing on consumer dispute resolution in the insurance industry. Mr. Chen resides in Taoyuan, Taiwan.

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Lai, Chia Ling is a human resources manager at Autarky Services Inc since 2012. Ms. Lai earned her bachelor’s degree in Education at National Taitung University, Taiwan. Based on her experiences in human resources and business administration, we believe Ms. Lai’s business experience and ability will be beneficial to the Company. Ms. Lai resides in Taoyuan, Taiwan.

Wu, Tsung-Lun is an independent financial consultant since 2012. Mr. Wu previously served as a financial analyst for D&J Group from 2010 to 2011. During that time, he managed client relationship for both individual and institutional clients, including several listed companies in Taiwan. Mr. Wu majored in mechanical engineering at the National Taiwan University and is a CFA charterholder. Mr. Wu resides in Taipei.

Kwong, Edwin is the President, CEO of GUI Corporations dba Mega Productions; HempCon Inc; and American Youth Obesity Research and Prevention Foundation. Mr. Kwong earned his bachelor’s degree in mathematics and computer science from the University of California, Los Angeles, and earned his master’s degree in computer science from the University of South California in 1986. After working for computer industry for many years, he left the computer industry in 1992 to begin his career as an entrepreneur. We believe his abundant experiences in company managements will be beneficial to us in overseeing our business. Mr. Kwong resides in California.

Vote Required

Assuming a quorum is present, a plurality of the votes cast at the annual meeting of stockholders by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES OF CLASS II DIRECTORS NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies certain information about our directors and executive officers as of April 9, 2014. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Position	Age

Chen, Li-Hsing	President, Chairman	66

Chen,Tseng Chih-Ying	Chief Executive Officer, Director	55

Lin, Mu-Chen	Chief Financial Officer	34

Yu,Chien-Yang	Vice President and Director	44

Chen,Kuan-Yu	Secretary	37

Lo, Fun-Ming	Director	70

Luu, Moc Thuy	Director	42

Chou, Shu-Hui	Director	49

Wu, Kuo-Chen	Director	54

Yang,Tai-Ming	Director	64

Yueh, Jung-Lin	Director	63

Lai,Wen-Ching	Director	56

Teng,Wei-Yuan	Director	54

Hsiao,Young-Yi	Director	57

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Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Chen, Li-Hsing, President, Chairman has been our President and a director since 2011. Mr. Chen was named Chairman of the Board of Directors in 2013. Mr. Chen has also been the Chief Executive Officer of USA XO Tours Inc., a California-based travel agency, for the past five years. He is also the Chief Executive Officer of

TBWTV Inc., a California television station, a position he has held since 2011. Mr. Chen is an experienced executive who we believe brings along the work experience necessary in starting up a business in the travel/leisure industry. Prior to joining USA XO Tours Inc., from 1996-2006, Mr. Chen owned and managed Century International High School, a Vancouver, British Columbia high school geared toward international students desiring to obtain a Canadian diploma and pursue post-secondary education in Canada. During that same time period, Mr. Chen also owned and operated Century College, a Vancouver, British Columbia post-secondary school established in 1996 focused on teaching English as a Second Language to foreign students. Mr. Chen obtained his Ph.D. in Education from Spalding University in Kentucky, a Master’s degree in Public Administration from the University of San Francisco in California and a Bachelor’s degree in architecture from National Taipei University of Technology in Taiwan. Mr. Chen is the husband of our Chief Executive Officer, Chen Tseng Chih Ying. Mr. Chen resides in Vancouver, British Columbia and California.

Chen, Tseng Chih-Ying has served as our Chief Executive Officer and a director since 2011. She has been the President of XO Tours Canada Ltd., a Canadian travel agency, for the past 15 years. She is an experienced executive who we believe brings along the work experience and knowledge necessary to start up and run a business in the travel and leisure industry. Mrs. Chen obtained a Master’s degree in Public Administration from the University of San Francisco in California and received a Bachelor’s degree in Chinese Literature from Providence University in Taiwan. Mrs. Chen is the wife of our President, Mr. Chen Li Hsing. Ms. Chen resides in Vancouver, British Columbia and California.

Lin, Mu-Chen has served as our Chief Financial Officer since 2011. From 2006 to 2009, Ms. Lin was an auditor at Price Waterhouse Coopers in Taiwan. From 2003 to 2005, Ms. Lin served as an auditor at Earnest & Co., CPAs. Ms. Lin obtained a Bachelor of Commerce at Soochow University, Taiwan, in 2003 and was certified as a public accountant in Taiwan in 2008. Ms. Lin serves on the boards of several private companies and acts as internal accountant for several private companies. Ms. Lin resides in Taiwan.

Yu, Chien-Yang has been our Vice President and a director since 2011. He has been an owner/operator of his own business for the past 20 years. He built and operated his own gift and premium goods business (items such as corporate gifts, pens, bags, and umbrellas with corporate logos) both on the manufacturing front and the wholesale end. Mr. Yu is currently the President of Songhai Mgt Consulting Company LTD, a Taiwan company. Mr. Yu previously was the owner and operator for Jin Su Limited, a souvenir design firm based in Taiwan, and Chuang Ju International Limited, a manufacturing company based in Taiwan. Mr. Yu serves on the board of several private companies and also involved in the management of several private entities. We believe his experience building and running businesses will be beneficial to us. Mr. Yu resides in Taiwan.

Chen, Kuan-Yu has served as our Secretary since 2011. From 2010 to 2011, Mr. Chen served as an Associate Director with AON Corporation in Hong Kong. From 2008 to 2009, Mr. Chen was a Senior Consultant with LI Far East Limited, a Hong Kong company. From 2007 to 2008, Mr. Chen was a Manager with Deloitte Actuarial and Insurance Solutions in Hong Kong. From 2000 to 2006, Mr. Chen was an Actuary with MetLife, where he was based in New York for four years and in Taiwan for two years. Mr. Chen received his B.A. in Applied Mathematics from Queen’s University in Canada in 2000 and was qualified as an actuary by the Society of Actuaries in 2004. Mr. Chen serves on the boards of several private companies and is involved in the management of several private enterprises. Mr. Chen resides in Hong Kong and Taiwan.

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Lo, Fun-Ming is Chairman of Yao De International Resort & Hotel Development Co., Ltd., where he has served in such capacity since its founding in 1988. Yao De International Resort & Hotel Development Co., Ltd. owns and operates the Royal Country Club golf course and recreation area in the city of Taichung in Central Taiwan. Mr. Lo obtained a Masters in Engineering Sciences from Middle East Technical University, Turkey, in 1971. Mr. Lo’s many years of experience operating a country club and recreation facility provides him with insight into the leisure and recreation business that will assist. Mr. Lo resides in Taiwan.

Luu, Moc Thuy is the CEO and founder of SmileViet Travel Co., where he has served in such capacity since 2005. SmileViet Travel Co. is a travel agency that provides services and tours in Vietnam, Thailand, Indonesia, Singapore, Malaysia, parts of the Americas and Europe. From 1995 to 1998, Mr. Luc worked a travel guide for Haco Tour 8, a company providing touristic services in Vietnam for clients from Taiwan, Hong Kong, and China. From 1998 to 2004, Mr. Luc worked as a travel guide for Cantho Travel Co., a company providing touristic services in Vietnam for clients from Taiwan and Hong Kong. Mr. Luc’s experience building and running travel agencies will assist the Board of Directors by providing insight into how such companies operate. Mr. Luu resides in Hanoi, Vietnam.

Chou, Shu-Hui is President of Da Teh Fu Co., Ltd., where she has served in such capacity since 2006. Da Teh Fu Co., Ltd. is a company that specializes in business communications software, electronics, and telecommunications equipment. From 1994 to 1996, Ms. Chou served as a special assistant to legislator Chung Li Te, where she assisted with various matters including finance and electorate services. Ms. Chou obtained a Bachelor of Arts in Economics from Soochow University in 1986. We believe her knowledge of business will add value to the Board of Directors. She resides in Taipei, Taiwan.

Wu, Kuo-Chen is the retired Chairman of Demin Industrial Co., Ltd., where he has served in such capacity from 1995 to 2007. From 1986 to 2004, Mr. Wu was Chairman at Ka Shiang Industrial Co., Ltd., a company specializing in the metal products manufacturing sector. We believe Mr. Wu’s many years of business experience will add value to our company. Mr. Wu resides in Taichung, Taiwan.

Yang, Tai-Ming is Production Supervisor of UHAO Lighting Company, a company specializing in manufacturing high tech lighting fixtures and related electronics, where he has served in such capacity since 2010. Previously, Mr. Yang was a supervising manager of Dongxin CNC Milling Company from 1983 until 2010, where he gained extensive experience in the iron processing industry. We believe Mr. Yang’s experience in business management will be beneficial to us. Mr. Yang resides in Taichung, Taiwan.

Yueh, Jung- Lin is General Manager of Gold Sponsor Enterprises, where he served in such capacity since 2002 in Thailand. Mr. Yueh managed Golden Strokes Enterprise Co., Ltd. as Chairman since 1990. Gold Sponsor Enterprises and Golden Strokes Enterprises Co., Ltd. are companies specializing in the manufacture and supply of footwear and luggage. The companies also have operations in supplying automobile parts, electrical, packaging and various other industrial components. Mr. Yueh has an Associate Degree in Business Administration from Tunghai University. We believe Mr. Yueh’s business experience and insight will be beneficial to us in overseeing our business. Mr. Yueh resides in Thailand.

Lai, Wen-Ching is Director of Hung Chin Machinery Co., Ltd., a CNC lathe company, where he has served in such capacity since 1980. He is also General Manager of Shun Bin Industrial Co., Ltd., an exporter of motor vehicle parts, where he has held such position since 1985. Mr. Lai is also Director and Partner of Investment Yan Zi International, Inc. and an independent consultant advising on various business matters for the Taichung City Government since 2005. We believe Mr. Lai’s many years of business experience will be beneficial to our company. Mr. Lai resides in Taichung, Taiwan.

Teng, Wei-Yuan is CEO of Yiu Tak International Recreation Co., a leisure company, where he has served in such capacity since 1988. Mr. Teng is also Chairman of JumboTek Technology Co., Ltd., a MLVs, varistors and special overvoltage protective devices company since 2002. From 2007 to 2010, Mr. Teng was also Chairman and Vice President of Fuyang Construction Co., a construction company located in Miaoli County. From 2006 to 2009, Mr. Teng was Chairman of Yi Sheng Technology Co., Ltd., an electronics power adapter company. We believe Mr. Teng’s extensive expertise in business management and his experience in the real estate development and leisure industries will add value to our company. Mr. Teng resides in Miaoli County, Taiwan.

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Hsiao, Young-Yi is a strategic planning advisor for the Royal Golf Club in Miaoli County, Taiwan and also serves as a consultant to Golf Digest magazine and Sunshine Golf Utilities Company Limited, positions he has held since 2009. From 2009 until present, Mr. Hsiao has also acted as a consultant to Ke Hutchison International Limited and for the Northeast Asia Foundation for the Advancement of Peace. From 2004 until 2009, Mr. Hsiao was an advisor and consultant to Republic of China Golf Course Business Association. From 1987 to 2004, Mr. Hsiao was a general manager with Blue Bird Golf International Services Co., a golf consulting firm. From 1984 to 1987, Mr. Hsiao was a general manager of sporting goods with Blue Bird Golf Pro Shop Co., Ltd. From 1981 to 1984, Mr. Hsiao worked at the import and foreign exchange branch of Dai-Ichi Kangyo Bank, a Japanese bank, where he was based in Taipei. Mr. Hsiao received his B.A. in Business Administration from National Cheung Kung University in 1979.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and holders of more than 10 percent of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and 10 percent stockholders were complied with.

Meetings and Committees; Management Matters

The Board of Directors held two(2) formal meetings during the year ending December 31, 2013. The Board of Directors will be meeting periodically going forward now that we are an SEC reporting company. We do not have a formal policy regarding attendance by members of our board of directors at the annual meeting of stockholders, but we strongly encourage all members of our board of directors to attend the annual meeting of stockholders and expect such attendance except in the event of exigent circumstances.

Our Board of Directors does not have a standing audit committee, nominating committee, compensation committee or any other committee performing similar functions. At present, our entire board of directors is responsible for these functions. We intend to establish such committees and policies concerning the functioning of these committees in the near future.

Nominating Committee

Our Board of Directors does not have a nominating committee. At present, our entire Board of Directors is responsible for this function, however, we intend to establish a nominating committee in the near future.

Our Board of Directors uses a variety of methods for identifying and evaluating nominees for director. It regularly assesses the appropriate size of the Board of Directors and whether any vacancies exist or are expected to due to retirement or otherwise. If vacancies exist, are anticipated to exist or otherwise arise, our Board of Directors considers various potential candidates for director. Candidates may come to the Board’s attention through current members of our Board of Directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of our board of directors and may be considered at any point during the year. Our Board of Directors will consider candidates for director that are nominated by stockholders in accordance with the procedures regarding the inclusion of stockholder proposals in proxy materials set forth in the section entitled “Stockholder Proposals” in this proxy statement. In evaluating such recommendations, our Board of Directors uses the qualifications and standards discussed below and seeks to achieve a balance of knowledge, experience and capability on our Board of Directors.

Qualifications for consideration as a director may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among our Board of Directors. Among the factors that our directors consider when evaluating proposed nominees include independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting out business, their leadership experience and their time available for meetings and consultation on company matters. Our directors seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to our Board of Directors, our company and our stockholders.

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Stockholder Communications

Our Board of Directors has implemented a process for our stockholders to send communications to our Board of Directors. Any stockholder desiring to communicate with our Board of Directors, or with specific individual directors, may do so by writing to Mr. Chen, Kuan Yu, Corporate Secretary, San Lotus Holding Inc., 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.). Our Corporate Secretary has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our Corporate Secretary will submit a stockholder’s correspondence to our Chairman of the Board of Directors, or to any specific director to whom the correspondence is directed.

Code of Ethics

We have not yet adopted a code of business conduct and ethics for our directors, officers and employees, although we intend to do so in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

There has been no compensation awarded to, earned by, or paid to any of our executive officers or directors during our completed fiscal years ending on December 31, 2012 and 2013.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the period ending December 31, 2012 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan Awards Table

There were no long-term incentive plan awards made to named executive officers in the last completed fiscal year under any long-term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors on our Board of Directors and the Board of Directors has the authority to fix the compensation of directors. At present, no amounts have been paid to, or accrued to, directors in such capacity. None of our directors is independent.

Employment Agreements

At present, we have no employment agreements with any of our executive officers. We will enter into compensation plans with our executive officers as our business develops.

Indemnification arrangements

Our Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada Revised Statutes governing corporations. Consequently, San Lotus shall have the power to indemnify any director, officer, employee and agent of San Lotus who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board of Directors shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of San Lotus and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of San Lotus or that such person had reasonable cause to believe such person’s conduct was unlawful.

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Our bylaws allow for the indemnification of directors, officers, employees or agents of the corporation, should any of those individuals be threatened with or made a party to any legal action concerning actions they took on behalf of the Company, so long as the Board of Directors determines that the director, officer or employee acted in good faith and in a manner reasonably believed to be in the bests interests of the Company. We believe that these charter provisions are necessary to attract and retain qualified persons such as directors, officers and key employees. At this time, we have not entered into any indemnification agreements with our officers, directors or employees. We plan to maintain directors’ and officers’ liability insurance in the near future.

The limitation of liability and indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Party Transactions

1. Related transaction on September 17, 2013, which was disclosed in our current report on Form-8K filed September 20, 2013.

On September 17, 2013, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation, entered into a stock purchase agreement to purchase Da Ren International Development Inc. from its shareholders, Chang Cheng-Sung, Liao Chi-Sheng, Yu Chien-Yang, our vice president and director, and Da Chuang Business Management Consultant Co., Ltd., a Taiwan (R.O.C.) corporation, to acquire 100 percent of the outstanding share of common stock in Da Ren in exchange for a promissory note in the amount of TWD $91,996,524 (US$3,070,645).

2. Related transaction on October 29, 2013 , which was disclosed in our current report on Form-8K filed on November 4, 2013.

On October 29, 2013, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation, entered into a land purchase agreement (the “LPA”) with Yu Chien-Yang and Da Chuang Business Management Consulting Co., Ltd., a Taiwan (R.O.C) corporation, to acquire 29,332.7000 square meters of land located in the Xinhua Section of Xinpi Township, Pingtun County, Taiwan (R.O.C.). Mr. Yu is our vice president and director and he holds a 29.31 percent ownership interest in Da Chuang. Chen Kuan-Yu, our secretary and director, and Chiang Yu-Chang, Green Forest’s chairman, hold 7.56 percent and 1.18 percent ownership interests, respectively, in Da Chuang.

3. Related transaction on December 27 , 2013 , which was disclosed in our current report on Form-8K filed on December 30, 2013.

On December 27, 2013, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation, entered into a land purchase agreement with Yu, Chien-Yang to acquire 35,251 square meters of land in Dataoping Section of Zaoqiao Township, Miaoli County, Taiwan (R.O.C.) and 41,184 square meters of land in Laotianliao Section of Touwu Township, Miaoli County, Taiwan (R.O.C.), all of which is 76,435 square meters.

4. Related Transaction on March 13, 2014 which was disclosed in our current report on Form-8K filed on March 14, 2014

On March 13, 2014, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation (“Green Forest”), entered into a land purchase agreement (the “LPA”) with Lo, Fun-Ming ( the “Seller”) to acquire 35,790.4921 square meters of land in Dataoping Section of Zaoqiao Township, Miaoli County, Taiwan (R.O.C.) and 281, 116.5 square meters of land in Laotianliao Section of Touwu Township, Miaoli County, Taiwan (R.O.C.), all of which is 316, 906.9921 square meters (the “Land”).

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5. On December 12, 2012, we entered into a stock purchase agreement with our vice president and secretary, Yu Chien Yang and Chen Kuan Yu, to sell them our entire ownership interest in TBWTV Inc.

6. On September 13, 2012, we entered into stock purchase agreements with our vice president, Yu Chien Yang, and secretary, Chen Kuan Yu, to sell our entire ownership interest in A Benbow Holding Inc.

PROPOSAL NO. 2

LISTING ON NASDAQ CAPITAL MARKET BY MEETING ALL REQUIREMENTS

The Board of Directors proposes to seek listing shares of San Lotus Holding Inc. (the “Company”) on the Capital Market of NASDAQ by meeting specific requirements of Financial; Liquidity; and Corporate Governance. NASDAQ Listing Rules 5505(a) and (b)(1) provides following Financial and Liquidity requirements to be satisfied for the Company to list on the Capital Market of NASDAQ:

Requirements	Equity Standard

Stockholders’ Equity	$5million

Market Value of Publicly Held Shares	$15 million

Operating History	2 years

Publicly Held Shares	1 million

Shareholders	300

Market Makers	3

Bid Price or Closing Price	$4
$3

As of March 31, 2014, the Stockholder’s Equity of Company is in amount of $40,508,176, and the Market Value of Publicly Held Shares of the Company is $154,044,465. The Company was incorporated on June 21, 2011, and the number of all publicly held shares is 51,348,155. The Company is owned by 419 shareholders. Currently, three market makers provide quotes for the Company and the Company’s shares closed at $3.0 as of March 31, 2014. As to NASDAQ’s requirements on Corporate Governance, the Board of Directors would initiate the preliminary discussions about how to meet such requirements.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, by the stockholders entitled to vote at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” SEEKING TO LIST SAN LOTUS HOLDING

INC. ON THE CAPITAL MARKET OF NASDAQ.

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PROPOSAL NO. 3

INITIAL PUBLIC OFFERING THROUGH THE CAPITAL MARKET OF NASDAQ

The Board of Directors proposes to seek an initial public offering thorough the capital market of NASDAQ ( the “IPO”). The Board of Directors would initiate the preliminary discussions about how to proceed with the IPO. Accordingly, to date, the Company is not able to estimate any specific schedule to proceed with the IPO. Such discussions initiated by the Board of Directors would include, but not be limited to, all practices applicable to proceed with the IPO, such as contacting and/or cooperating with any proper underwriters and/or professionals in proceeding of the IPO. The affirmative approval of a majority of the votes cast on this proposal shall authorize the Board of Directors and /or the executive officers designated by the Board of Directors to proceed with all applicable practices to seek the IPO.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, by the stockholders entitled to vote at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” SEEKING INITIAL PUBLIC OFFERING

THROUGH THE CAPITAL MARKET OF NASDAQ.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has approved to discharge the firm of KCCW Accountancy Corp, and to appoint the firm of KCC & Associates as our current independent registered public accountants to audit our financial statements for the years ending December 31, 2013 and 2014, which is disclosed in our current report on Form-8K filed on March 7, 2014.

Notwithstanding its selection, and even if our stockholders ratify the selection, our Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of San Lotus and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the discharge of KCCW Accountancy Corp. and appointment of KCC & Associates as our independent registered public accounting firm for the years ending December 31, 2013 and 2014.

Our Board of Directors is submitting the selection of KCC & Associates to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KCC & Associates will be present at the Annual Meeting, whether in person, telephonically or electronically, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders in person or telephonically.

Fees Paid to the Independent Registered Public Accounting Firm

Fees paid to our predecessor auditor

Below is the table of Audit Fees (amounts in US$) billed by our predecessor auditor, KCCW Accountancy Corp., for services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2012:

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2011	$5,000	$0	$0	$0

2012	$16,000	$0	$0	$0

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Fees paid to our successor auditor

Below is the table of Audit Fees (amounts in US$) billed by our successor auditor, KCC & Associates, for services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2013:

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2013	$50,300	$0	$0	$0

Fees of Audit Services consist of fees billed for professional services in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.

Auditor Independence

Under its charter, the Board of Directors pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KCC & Associates ( the “KCC”). To date, KCC has not performed any non-audit related services for the Company. In the event the Company requires non-audit services from KCC, the Board of Directors will need to review the matter and determine whether the rendering of such non-audit services for tax compliance, structure advice or other matters by KCC & Associates is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Board of Directors generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, by the stockholders entitled to vote at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KCC & ASSOCIATES.

ADDITIONAL INFORMATION

Stockholder Proposals for 2015 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 21, 2014. Such proposals must be delivered to the Secretary of San Lotus at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

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2014 Annual Report

A copy of our 2014 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2013 and our 2014 proxy statement, each as filed with the SEC, is being mailed with this proxy statement. If, for any reason, you do not receive your copy of the Annual Report, please contact Mr. Kuan Yu Chen, Secretary, San Lotus Holding Inc., 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.).

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

By Order of the Board of Directors,

/s/ Chen, Li-Hsing
Chen, Li-Hsing

PRESIDENT OF THE BOARD

Dated: April 9, 2014
Taoyuan County, Taiwan (R.O.C.)

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SAN LOTUS HOLDING INC.

Annual Meeting of Stockholders

May 15, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

To Be Held on May 15, 2014

SAN LOTUS HOLDING INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Chen, Tseng Chih Ying and Chen, Li Hsing or either of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.10 per share, of San Lotus Holding Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company to be held on May 15, 2014, at 2:00 p.m. (California Local Time) at the offices at 20286 Carrey Rd, Walnut, CA 91789 upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 2014 a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted for the election of the listed nominees as directors; listing the Company’s shares on the Capital Market of NASDAQ; seeking initial public offering through NASDAQ; ratification of KCC & Associates as the Company’s Independent Registered Public Accountants for the Fiscal Years Ending December 31, 2013 and 2014; and in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

Please check here if you plan to attend the annual meeting of Stockholders on May 15, 2014 at 2:00 p.m. (California Local Time) at the offices at 20286 Carrey Rd, Walnut, CA 91789 . ☐

(Continued and to be signed on Reverse Side)

VOTE BY MAIL

Mark, sign and date your proxy card and return it

in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the

Annual Meeting to be held at the offices at 20286 Carrey Rd, Walnut, CA 91789.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card – Common Stock

DETACH PROXY CARD HERE TO VOTE BY MAIL

(1)	Election of Class II Directors:

☐ FOR ALL NOMINEES LISTED BELOW           ☐ WITHOLD AUTHORITY TO VOTE FOR            ☐ ABSTAIN

INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

Chen, Chuang Chung        Lai, Chia Ling         Wu, Tsung Lun          Yueh, Jung Lin          Kwong, Edwin

(2)	To list shares of San Lotus Holding Inc. on the Capital Market of NASDAQ:

☐ VOTE FOR          ☐ VOTE AGAINST          ☐ ABSTAIN

(3)	To seek Initial Public Offering through NASDAQ:

☐ VOTE FOR           ☐ VOTE AGAINST          ☐ ABSTAIN

(4)	To approve a proposal to ratify the Board’s selection of KCC & Associates as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013 and 2014:

☐ VOTE FOR           ☐ VOTE AGAINST           ☐ ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box            ☐

at right and indicate your new address.